Corporate Capital Trust, Inc. 8-K

Exhibit 10.2

GUARANTEE AND
SECURITY AGREEMENT

dated as of September 4, 2013

between

CORPORATE CAPITAL TRUST, INC.,
as Borrower,

THE SUBSIDIARY GUARANTORS,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS, ETC.		2

1.01	Certain Uniform Commercial Code Terms	2
1.02	Additional Definitions	2
1.03	Terms Generally	11

SECTION 2. REPRESENTATIONS AND WARRANTIES		12

2.01	Organization	12
2.02	Authorization; Enforceability	12
2.03	Governmental Approvals; No Conflicts	12
2.04	Title	12
2.05	Names, Etc.	12
2.06	Changes in Circumstances	12
2.07	Promissory Notes	13
2.08	Deposit Accounts and Securities Accounts	13

SECTION 3. GUARANTEE.		13

3.01	The Guarantee	13
3.02	Obligations Unconditional	13
3.03	Reinstatement	14
3.04	Subrogation	14
3.05	Remedies	15
3.06	Continuing Guarantee	15
3.07	Instrument for the Payment of Money	15
3.08	Rights of Contribution	15
3.09	General Limitation on Guarantee Obligations	16
3.10	Indemnity by Borrower	16
3.11	Keepwell	16

SECTION 4. COLLATERAL.		17

SECTION 5. CERTAIN AGREEMENTS AMONG SECURED PARTIES		18

5.01	Priorities; Additional Collateral	18
5.02	Turnover of Collateral	18
5.03	Cooperation of Secured Parties	19
5.04	Limitation upon Certain Independent Actions by Secured Parties	19
5.05	No Challenges	19
5.06	Rights of Secured Parties as to Secured Obligations	19
5.07	Certain Undertakings with respect to Excluded Assets	20

Guarantee and Security Agreement

-ii-

SECTION 6. DESIGNATION OF DESIGNATED INDEBTEDNESS; RECORDKEEPING, ETC		20

6.01	Designation of Other Secured Indebtedness	20
6.02	Recordkeeping	21

SECTION 7. COVENANTS OF THE OBLIGORS		22

7.01	Delivery and Other Perfection	22
7.02	Other Financing Statements or Control	23
7.03	Additional Subsidiary Guarantors	23

SECTION 8. ACCELERATION NOTICE; REMEDIES; DISTRIBUTION OF COLLATERAL		24

8.01	Notice of Acceleration	24
8.02	Preservation of Rights	24
8.03	Events of Default, Etc.	24
8.04	Deficiency	25
8.05	Private Sale	25
8.06	Application of Proceeds	26
8.07	Attorney-in-Fact	27

SECTION 9. THE COLLATERAL AGENT		27

9.01	Appointment, Powers and Immunities	27
9.02	Information Regarding Secured Parties	28
9.03	Reliance by Collateral Agent	28
9.04	Rights as a Secured Party	29
9.05	Indemnification	29
9.06	Non-Reliance on Collateral Agent and Other Secured Parties	30
9.07	Failure to Act	30
9.08	Resignation of Collateral Agent	30
9.09	Agents and Attorneys-in-Fact	30

SECTION 10. MISCELLANEOUS		31

10.01	Notices	31
10.03	Amendments, Etc.	31
10.04	Expenses; Indemnity; Damage Waiver	33
10.05	Successors and Assigns	35
10.06	Counterparts; Integration; Effectiveness; Electronic Execution	35
10.07	Severability	36
10.08	Governing Law; Submission to Jurisdiction	36
10.09	Waiver of Jury Trial	36
10.10	Headings	37

Guarantee and Security Agreement

 GUARANTEE AND SECURITY AGREEMENT

 GUARANTEE AND SECURITY AGREEMENT (the “Agreement”) dated as of September 4, 2013, between CORPORATE CAPITAL TRUST, INC., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”); each entity that is or becomes a “SUBSIDIARY GUARANTOR” pursuant to Section 7.03 hereof (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party hereto after the date hereof pursuant to Section 6.01 hereof; and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution and delivery of this Agreement the Borrower, certain lenders and the Administrative Agent are entering into a Senior Secured Credit Agreement (the “Credit Agreement”), dated as of the date hereof between the Borrower, the lenders party thereto, the Administrative Agent and the Syndication Agent pursuant to which such lenders have agreed to extend credit (by means of loans and letters of credit) to the Borrower from time to time;

WHEREAS, the Borrower may from time to time after the date hereof wish to incur additional indebtedness permitted under the Credit Agreement that the Borrower wishes to designate as “Designated Indebtedness” under this Agreement to be entitled to the benefits of this Agreement;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Credit Agreement, and the holders of such “Designated Indebtedness” to extend other credit to the Borrower, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined), and (b) collateral security for the Secured Obligations (as hereinafter defined);

WHEREAS, the Administrative Agent (on behalf of itself and such lenders), any Financing Agent (on behalf of itself and the holders of the “Designated Indebtedness” for which it serves as agent, representative or trustee) and each Designated Indebtedness Holder that becomes a party hereto pursuant to Section 6.01 are or will be entering into this Agreement for the purpose of setting forth their respective rights to the Collateral (as hereinafter defined); and

WHEREAS, the Obligors and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral pursuant to the terms and conditions set forth herein;

Guarantee and Security Agreement

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS, ETC.

1.01           Certain Uniform Commercial Code Terms.  As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Indorsement”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02           Additional Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Credit Agreement.  In addition, as used herein:

“Acceleration” means the Secured Obligations of any Secured Party having been declared (or become) due and payable in full in accordance with the applicable Debt Documents following the occurrence of an event of default by the Borrower and expiration of any applicable grace period with respect thereto.

“Acceleration Notice” has the meaning specified in Section 8.01.

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Appointed Party” has the meaning specified in Section 5.04.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Collateral” has the meaning assigned to such term in Section 4.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC, as applicable.

Guarantee and Security Agreement

“Control Agreement” means the Custody Account Control Agreement and each other control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the applicable Obligor, the Collateral Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a Deposit Account.

“Credit Agreement Commitments” means the Commitments of the Lenders under and as defined in the Credit Agreement (or if the Commitments have been terminated, the “Revolving Credit Exposure” as defined in the Credit Agreement).

“Credit Agreement Obligations” means, collectively, all obligations of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement, including in each case in respect of the principal of and interest on the loans made, or letters of credit issued, thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Borrower to the Administrative Agent or the Lenders or any of them under or in respect of the Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower,as custodian holding Portfolio Investments constituting part of the Collateral on behalf of the Obligors, or any successor in such capacity, pursuant to the Custodian Agreement.  The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means the  Custodian Agreement dated as of March 24, 2011 between the Borrower and State Street Bank and Trust Company.

“Custody Account Control Agreement” means the Control Agreement dated as of September 4, 2013 between the Borrower, the Collateral Agent and State Street Bank and Trust Company.

“Debt Documents” means, collectively, the Credit Agreement, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Agreement Obligations and the Security Documents.

“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise) means, with respect to any Portfolio Investment constituting part of the Collateral, that such Portfolio Investment is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner reasonably satisfactory to the Collateral Agent (it being understood that, until the Collateral Agent advises the Borrower in writing with reasonable specificity that it is not satisfied and/or pursuant  to the last sentence of this definition, the conditions set forth below shall be deemed to have been met):

Guarantee and Security Agreement

(a)           subject to clause (m) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or a Clearstream Security), that such Certificated Security is in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank (or that such Certificated Security is in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed to the Custodian or in blank under an arrangement where either (i) the Custodian has agreed to hold such Certificated Security as agent or bailee on behalf of the Collateral Agent or (ii) the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account);

(b)           subject to clause (m) below, in the case of each Instrument, that such Instrument is in the possession of the Collateral Agent Indorsed to the Collateral Agent or in blank (or that such Instrument is in the possession of the Custodian under an arrangement where either (i) the Custodian has agreed to hold such Instrument as agent or bailee on behalf of the Collateral Agent or (ii) the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Instrument constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account);

(c)           subject to clause (m) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is (i) registered on the books of the issuer thereof to the Collateral Agent (or its nominee), or that such Uncertificated Security is registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account or (ii) the issuer thereof has agreed that it will comply with instructions originated by Collateral Agent (or its nominee) or the Custodian (or its nominee), as the case may be, without further consent by the registered owner thereof;

(d)           subject to clause (m) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is credited to a Securities Account of the Collateral Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation, or of an agent or custodian on its behalf), or that such Clearing Corporation Security is credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

Guarantee and Security Agreement

(e)           in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations, provided that within 30 days of request by the Collateral Agent to the Borrower and the Custodian, such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to Control over such Security under the NYUCC;

(f)           in the case of each U.S. Government Security, that such U.S. Government Security is credited to a securities account of the Collateral Agent at a Federal Reserve Bank, or that such U.S. Government Security is credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(g)           subject to clause (m) below, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Collateral Agent upon the discharge of such Lien and has acknowledged that it holds such certificates for the Collateral Agent subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower the Collateral Agent shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books of the issuer thereof and acknowledged that it holds such Uncertificated Security for the Collateral Agent subject to such Lien, provided that the provisions of this clause (g) shall not apply to any Investment referred to in Part B of Schedule II of the Credit Agreement (which Investments are deemed Delivered);

(h)           in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is in the possession of the Collateral Agent in the United States (or in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as agent or bailee on behalf of the Collateral Agent) and any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;

Guarantee and Security Agreement

(i)           in the case of each General Intangible (including any participation in a debt obligations) of an Obligor organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the relevant Obligor as debtor and the Collateral Agent as secured party and filed in the jurisdiction of organization of such relevant Obligor, provided that in the case of a participation in a debt obligation (which debt obligations is evidenced by an Instrument), either (i) the criteria in clause (b) above have been satisfied with respect to such Instrument, (ii) such Instrument is in the possession of the applicable participating institution in the United States, and commercially reasonable efforts are taken to ensure that such participating institution has acknowledged in writing that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as agent or bailee on behalf of the Collateral Agent) or (iii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights substantially equivalent to Control over such Instrument under the NYUCC;

(j)           in the case of each General Intangible (including any participation in a debt obligations) of an Obligor not organized in the United States, that such Obligor shall have taken such action as shall be necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority security interest (subject to Permitted Liens) in such General Intangible under the NYUCC;

(k)           in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Agent has Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(l)           in the case of any money (regardless of currency), that such money has been credited to a Deposit Account or Securities Account over which the Collateral Agent has Control as described in clause (k) above;

(m)           in the case of any Certificated Security, Uncertificated Security, Instrument or Special Equity Interest either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security, Instrument or Special Equity Interest; and

Guarantee and Security Agreement

 (n)           in the case of each Portfolio Investment not of a type covered by the foregoing clauses (a) through (m) that such Portfolio Investment has been transferred to the Collateral Agent in accordance with applicable law and regulation.

“Depositary” means The Depositary Trust Company, its nominees and their respective successors.

“Designated Indebtedness” means any Other Secured Indebtedness as defined in the Credit Agreement (including, without limitation, any prepayment penalty, premium, make-whole fee or similar amounts owed in connection with such indebtedness) that has been designated by the Borrower at the time of the incurrence thereof as “Designated Indebtedness” for purposes of this Agreement in accordance with the requirements of Section 6.01.

“Designated Indebtedness Commitments” means the commitments of the holders of Designated Indebtedness to extend credit to the Borrower that will give rise to Designated Indebtedness hereunder.

“Designated Indebtedness Documents” means, in respect of any Designated Indebtedness, all documents or instruments pursuant to which such Designated Indebtedness shall be incurred or otherwise governing the terms or conditions thereof.

“Designated Indebtedness Holders” means, in respect of any Designated Indebtedness, the Persons from time to time holding such Designated Indebtedness.

“Designated Indebtedness Obligations” means, collectively, in respect of any Designated Indebtedness, all obligations of any Obligor to any Designated Indebtedness Holder or Financing Agent under the Designated Indebtedness Documents relating to such Designated Indebtedness, including in each case in respect of the principal of and interest on loans made, letters of credit issued and any notes or other instruments issued thereunder, all reimbursement obligations, fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Designated Indebtedness Holder or any Financing Agent or any of them under or in respect of such Designated Indebtedness Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

Guarantee and Security Agreement

“Event of Default” means any Event of Default under and as defined in the Credit Agreement or any comparable event under any Designated Indebtedness Document or Hedging Agreement.

“Excluded Account” means (i) any accounts which hold (A) Excluded Assets (to the extent not included in the Collateral pursuant to Section 10.03(g)), (B) money or financial assets of any Designated Subsidiary or (C) money or financial assets of any other Excluded Asset, in the case of any such account described in this caluse (i), so long as such account does not otherwise hold any Collateral and (ii)(A) any payroll account so long as such payroll account is coded as such, (B) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment or Excluded Assets and (C) checking accounts of the Obligors that do not contain, at any one time, an aggregate balance in excess of $500,000.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Financing Agent” means, in respect of any Designated Indebtedness, any trustee, representative or agent for the holders of such Designated Indebtedness.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B between the Collateral Agent and an entity that, pursuant to Section 7.03, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Agent shall reasonably request, consistent with the requirements of Section 7.03).

“Guaranteed Obligations” means, collectively, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations.

Guarantee and Security Agreement

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into by any Obligor.

Notwithstanding the foregoing, the Borrower may, at its option, elect that a Hedging Agreement that would otherwise be entitled to the benefits of this Agreement, and that would otherwise give rise to Hedging Agreement Obligations hereunder, not be treated as a Hedging Agreement, and not give rise to Hedging Agreement Obligations, hereunder.  Such election shall be effected by delivery by the Borrower to the Collateral Agent of a notice to such effect, confirmed in writing by the respective hedge counterparty party to such Hedging Agreement.

“Hedging Agreement Obligations” means, collectively, all obligations of any Obligor to any Lender (or any affiliate thereof) under any Hedging Agreement, including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Lender (or any affiliate thereof) under such  Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding.

For purposes hereof, it is understood that any obligations of any Obligor to a Person arising under a Hedging Agreement entered into at the time such Person (or an affiliate thereof) is a “Lender” party to the Credit Agreement shall nevertheless continue to constitute Hedging Agreement Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its affiliate) is no longer a “Lender” party to the Credit Agreement, provided that neither such Person nor any such affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Hedging Agreement Obligations hereunder) unless, at or prior to the time it ceased to be a Lender hereunder, it shall have notified the Administrative Agent in writing of the existence of such agreement.  The “outstanding amount” of Hedging Agreement Obligations at any time of determination is the amount (not less than zero) that would be owed by the Obligor (giving effect to any legally binding netting arrangements) upon the termination of such Hedging Agreement at such time.

“Indemnitee” has the meaning assigned to such term in Section 9.05.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Notice of Designation” has the meaning specified in Section 6.01.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Guarantee and Security Agreement

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Required Secured Parties” means Secured Parties holding more than 50% of the aggregate amount of the Credit Agreement Commitments, the Designated Indebtedness Commitments and the Hedging Agreement Obligations; provided that, for purposes hereof, so long as no Trigger Event has occurred and is continuing, (i) in calculating whether the aggregate amount of Credit Agreement Commitments have made a determination to take (or to authorize or instruct the Collateral Agent to take) an action, or to refrain (or to instruct the Collateral Agent to refrain) from taking an action hereunder, the entire amount of the Credit Agreement Commitments shall be deemed to have made such determination if Lenders holding more than 50% of the aggregate amount of the Credit Agreement Commitments have made such determination (i.e., a determination by a majority in interest of the Lenders votes the entire Credit Agreement Commitments) and (ii) in calculating whether the aggregate amount of Designated Indebtedness Commitments have made a determination to take (or to authorize or instruct the Collateral Agent to take) an action, or to refrain (or to instruct the Collateral Agent to refrain) from taking an action hereunder, the entire amount of the Designated Indebtedness Commitments shall be deemed to have made such determination if holders of Designated Indebtedness constituting more than 50% of the aggregate amount of the Designated Indebtedness Commitments have made such determination (i.e., a determination by a majority in interest of such votes the entire Designated Indebtedness Commitments).

“Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations pursuant to Section 3.01 and the Designated Indebtedness Documents and (c) in the case of all Obligors, all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder or under any other Security Document.  The Secured Obligations shall in no event include Excluded Swap Obligations.

“Secured Party” means, collectively, the Lenders, the Administrative Agent, each Designated Indebtedness Holder, the holder of any Hedging Agreement Obligations, each Financing Agent and the Collateral Agent.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Specified Actions” has the meaning specified in Section 5.04.

Guarantee and Security Agreement

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trigger Event” means any of the following events or conditions:

(a)           Acceleration of Secured Obligations representing 66-2/3% or more of the aggregate Secured Obligations at the time outstanding;

(b)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or its debts, or of a substantial part of its assets, under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(c)           any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor  or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

1.03           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Guarantee and Security Agreement

SECTION 2.  REPRESENTATIONS AND WARRANTIES.  Each Obligor represents and warrants to the Secured Parties that:

2.01           Organization.  Such Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.02           Authorization; Enforceability.  The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action.  This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03           Governmental Approvals; No Conflicts.  The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are or will be in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of any Obligor (other than any Permitted Lien).

2.04           Title.  Such Obligor is the sole beneficial owner of the Collateral in which a security interest is granted by such Obligor hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral (except that any such security interest in a Special Equity Interest may be subject to a Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in Section 1.02) and (b) other Liens not prohibited by the provisions of any Debt Document.

2.05           Names, Etc.  The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Borrower as of the date hereof are correctly set forth in Annex 1 (and of each Obligor as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 1 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Obligor pursuant to Section 7.03).

2.06           Changes in Circumstances.  No Obligor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as defined in Section 9-307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Obligor, in each case except as notified in writing to the Collateral Agent prior to the date hereof (or, in the case of any Subsidiary Guarantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

Guarantee and Security Agreement

2.07           Promissory Notes.  Annex 2 sets forth a complete and correct list of all Promissory Notes (other than any previously delivered to the Custodian or held in a Securities Account referred to in Annex 3) held by the Borrower on the date hereof (or held by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) and having an aggregate unpaid principal amount in excess of $1,000,000.

2.08           Deposit Accounts and Securities Accounts.  Annex 3 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Borrower on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), except for any Excluded Accounts.

SECTION 3.   GUARANTEE.

3.01           The Guarantee.  The Subsidiary Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.  The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.02           Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the satisfaction in full of the Guaranteed Obligations), it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

Guarantee and Security Agreement

(a)           at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)           the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)           any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

3.03           Reinstatement.  The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations and such holder of a Guaranteed Obligation has returned to the Borrower or its designee any such rescinded payment, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will reimburse the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable  and documented fees and other charges of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04           Subrogation.  The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations (other than Unasserted Contingent Obligations), and the expiration and termination of all letters of credit or commitments to extend credit under all Debt Documents, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Guarantee and Security Agreement

3.05           Remedies.  The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Debt Document therefor including, in the case of the Credit Agreement, Article VII thereof (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Credit Agreement, such Article VII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

3.06           Continuing Guarantee.  The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

3.07           Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall (to the extent permitted under applicable law) have the right to bring motion action under New York CPLR Section 3213.

3.08           Rights of Contribution.  The Obligors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder) of the Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

Guarantee and Security Agreement

3.09           General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.10           Indemnity by Borrower.  In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the fair market value of the assets so sold.

3.11           Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Subsidiary Guarantor to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.11, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Swap Obligations have been paid in full. Each Qualified ECP Guarantor intends that this Section 3.11 constitute, and this Section 3.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Guarantee and Security Agreement

SECTION 4.  COLLATERAL.  As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”):

(a)           to the extent constituting Portfolio Investments or Proceeds thereof, all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles, all Instruments (including all Promissory Notes), all Investment Property not covered by the foregoing (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), and all Letter-of-Credit Rights where the underlying letter of credit supports a Portfolio Investment;

(b)           all Proceeds of any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor); and

(c)           each Cash Account and each Securities Account under and as defined in the Custodian Agreement,

IT BEING UNDERSTOOD, HOWEVER, that (A) in no event shall the security interest granted under this Section 4 attach to (and there shall be excluded from the definition of “Collateral”) (i) any contract, property rights, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), (ii) any Excluded Account, (iii) any assets with respect to which applicable Law prohibits the creation or perfection of such security interests therein (other than to the extent that any such prohibition is rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), or (vi) any property that, were it “Collateral” hereunder, would be subject to release pursuant to Section 10.03 (including Excluded Assets released pursuant to Section 10.03(g)), (B) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4, any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent), and (C) notwithstanding anything herein to the contrary, in no case shall an Obligor be required to grant a security interest in any Equity Interest of a Controlled Foreign Corporation or any assets that are directly-held or indirectly-held by a Controlled Foreign Corporation, other than (x) any non-voting Equity Interests in a Controlled Foreign Corporation that are directly held by an Obligor, and (y) 65% of the voting Equity Interests in a Controlled Foreign Corporation that are directly held by an Obligor.

Guarantee and Security Agreement

SECTION 5.     CERTAIN AGREEMENTS AMONG SECURED PARTIES.

5.01         Priorities; Additional Collateral.

(a)           Pari Passu Status of Obligations.  Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that their respective interests in the Security Documents and the Collateral shall rank pari passu and that the Secured Obligations shall be equally and ratably secured by the Security Documents, and all payments received through the exercise of remedies in respect of the Debt Documents shall be shared ratably, in each case, subject to the terms hereof and the priority of payment established in Section 8.06.

(b)           Sharing of Guaranties and Liens.  Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that (i) such Secured Party will not accept from any Subsidiary of the Borrower any guarantee of any of the Guaranteed Obligations unless such guarantor simultaneously guarantees the payment of all of the Guaranteed Obligations owed to all Secured Parties and (ii) such Secured Party will not hold, take, accept or obtain any Lien upon any assets of any Obligor or any Subsidiary of the Borrower to secure the payment and performance of the Secured Obligations except and to the extent that such Lien is in favor of the Collateral Agent pursuant to this Agreement or another Security Document to which the Collateral Agent is a party for the benefit of all of the Secured Parties as provided herein.

Anything in this Section, or any other provision of this Agreement, to the contrary notwithstanding, this Agreement shall be inapplicable to any debtor-in-possession financing that may be provided by any Secured Party to the Borrower or any of its Subsidiaries in any Federal or state bankruptcy or insolvency proceeding, and no consent or approval of any other Secured Party shall be required as a condition to the provision by any Secured Party of any such financing, and no other Secured Party shall be entitled to share in any Lien upon any Collateral granted to any Secured Party to secure repayment of such debtor-in-possession financing, provided that no Secured Party shall be barred from objecting to any such financing on the basis of adequate protection or any other grounds.

Guarantee and Security Agreement

5.02           Turnover of Collateral.  If a Secured Party acquires custody, control or possession of any Collateral or the proceeds therefrom, other than pursuant to the terms of this Agreement, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral or proceeds to be Delivered in accordance with the provisions of this Agreement.  Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and proceeds in trust for the benefit of the Collateral Agent.

5.03           Cooperation of Secured Parties.  Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Liens upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

5.04           Limitation upon Certain Independent Actions by Secured Parties.  No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity, for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Required Secured Parties have delivered written instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within 30 days thereafter.  In such case but not otherwise, the Required Secured Parties may appoint one Person to act on behalf of the Secured Parties solely to take any of the Specified Actions (the “Appointed Party”), and, upon the acceptance of its appointment as Appointed Party, the Appointed Party shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents (in accordance with the directions of the Required Secured Parties).  The Obligors acknowledge and agree that should the Appointed Party act in accordance with this provision, such Appointed Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant hereto or pursuant to any Security Documents.

5.05           No Challenges.  In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability, or priority of the Collateral Agent’s Liens hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating any such Lien or support any Person who takes any such action.  Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against any Obligor (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.

5.06           Rights of Secured Parties as to Secured Obligations.  Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in any instrument evidencing or agreement governing such Secured Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay their respective Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party; provided that, notwithstanding the foregoing, each Secured Party agrees that it will not attempt to exercise remedies with respect to any Collateral except as provided in this Agreement.

Guarantee and Security Agreement

5.07        Certain Undertakings with respect to Excluded Assets
.
(a)           Limitation on Actions against Excluded Assets.  Each Secured Party agrees that it shall not and shall not be entitled, whether before or after the occurrence of any Event of Default, to (i) institute against, or join any other Person in instituting against, any Excluded Asset that is a Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States of America or any State thereof, (ii) transfer or register the capital stock of any Excluded Asset that is a Subsidiary or any other instrument evidencing any equity interests of the Borrower in any such Excluded Asset into the name of the Collateral Agent or any Secured Party or any designee or nominee thereof, (iii) foreclose such security interest in any such equity interests, regardless of the bankruptcy or insolvency of the Borrower or any Excluded Asset, (iv) exercise any voting rights granted or appurtenant to such equity interests or any other instruments evidencing any such equity interests or (v) enforce any right that the holder of any such equity interests might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Excluded Asset.

(b)           Waiver of Certain Rights with respect to Excluded Assets.  Each Secured Party hereby waives and releases any right to require (i) that any Excluded Asset that is a Subsidiary be in any manner merged, combined, collapsed or consolidated with or into the Borrower or any other Excluded Asset, including by way of substantive consolidation in a bankruptcy case, or (ii) that the status of any Excluded Asset that is a Subsidiary as a separate entity be in any respect disregarded.

(c)           Third Party Beneficiaries.  Each Secured Party agrees and acknowledges that the agent acting on behalf of the holders of indebtedness of any Excluded Asset that is a Subsidiary is an express third party beneficiary with respect to this Section 5.07 and such agent shall have the right to enforce compliance by the Secured Parties with this Section.

(d)           Execution of Releases by Collateral Agent.  Upon the sale or other transfer or purported transfer by an Obligor of assets to an Excluded Asset in a transaction not inconsistent with the requirements of the Credit Agreement, the Collateral Agent is hereby authorized to execute and deliver any such releases and other documents as the Borrower may reasonably request to evidence the release of such assets from the Lien of this Agreement.

SECTION 6.     DESIGNATION OF DESIGNATED INDEBTEDNESS; RECORDKEEPING, ETC.

6.01           Designation of Other Secured Indebtedness.  The Borrower may at any time designate as “Designated Indebtedness” hereunder any Other Secured Indebtedness under and as defined in the Credit Agreement satisfying the terms and conditions of the definition thereof in the Credit Agreement and the provisions of Section 6.01(b) of the Credit Agreement, such designation to be effected by delivery to the Collateral Agent of a notice substantially in the form of Exhibit A or in such other form approved by the Collateral Agent (a “Notice of Designation”), which notice shall identify such Other Secured Indebtedness, request that such Other Secured Indebtedness be designated as “Designated Indebtedness” hereunder and be accompanied by a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and the Collateral Agent:

Guarantee and Security Agreement

(a)           certifying that (i) such Other Secured Indebtedness satisfies the conditions of this Section, (ii) that after giving effect to such designation and the incurrence of such Designated Indebtedness, no Event of Default or Trigger Event shall have occurred and be continuing and (iii) both before and after giving effect to such designation and the incurrence of such Designated Indebtedness, the Borrower is in compliance with Section 6.07 of the Credit Agreement,

(b)           attaching (and certifying as true and complete) copies of the material Designated Indebtedness Documents for such Designated Indebtedness (including all schedules and exhibits, and all amendments or supplements, thereto) and

(c)           identifying the Financing Agent, if any, for such Designated Indebtedness (or, if there is no Financing Agent for such Designated Indebtedness, identifying each holder of such Designated Indebtedness).

No such designation shall be effective unless and until the Borrower and such Financing Agent (or, if there is no Financing Agent, each holder of such Designated Indebtedness) shall have executed and delivered to the Collateral Agent either (x) a joinder agreement to this Agreement, substantially in the form of Exhibit C, or (y) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which such Financing Agent (or, if there is no Financing Agent, such holder) shall have become a party hereto and assumed the obligations of a Financing Agent (or holder) hereunder, as applicable.

6.02           Recordkeeping.  The Collateral Agent will maintain books and records necessary to enable it to determine at any time all transactions under this Agreement which have occurred on or prior to such time.  Each Obligor agrees that such books and records maintained in good faith by the Collateral Agent shall be conclusive as to the matters contained therein absent manifest error.  Each Obligor shall have the right to inspect such books and records at any time upon reasonable prior notice.

6.03           Further Assurances.  The Collateral Agent, each Financing Agent and each holder of Designated Indebtedness party hereto agrees promptly (i) to take such actions and cause or permit the Custodian to take such actions, (ii) to execute and deliver such agreements, instruments and documents and (iv) to negotiate in good faith any amendments or waivers of Debt Documents, in each case as shall be necessary or reasonably requested by the Borrower to permit the Borrower to effectuate the incurrence and designation hereunder of Other Secured Indebtedness as “Designated Indebtedness”.

Guarantee and Security Agreement

SECTION 7.   COVENANTS OF THE OBLIGORS.  In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

7.01           Delivery and Other Perfection.  Within 60 days after the acquisition by an Obligor of any Portfolio Investment constituting part of the Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Portfolio Investment to have been “Delivered”, such Obligor shall take such actions as shall be necessary to effect Delivery of such Portfolio Investment.  As to all other Portfolio Investments constituting part of the Collateral, such Obligor shall cause the same to be Delivered within (x) five Business Days of the acquisition thereof where such Delivery does not require the consent of a third party and (y) sixty days of the acquisition thereof otherwise; provided that such five Business Day period or sixty day period, as applicable, may be extended by the Collateral Agent for an additional period of thirty days at the discretion of the Collateral Agent.  In addition, and without limiting the generality of the foregoing (but subject to the limitations therein), each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, Control Agreements (subject to Section 7.04 below) or any other agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)           keep full and accurate books and records relating to the Collateral in all material respects, and stamp or otherwise mark such books and records in such a manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(b)           subject to Section 9.13 (Confidentiality) of the Credit Agreement and analogous clauses in other Debt Documents, permit representatives of the Collateral Agent, (i) upon reasonable prior notice, at such reasonable times during business hours and as often as reasonably requested to inspect and make extracts from its books and records pertaining to the Collateral, and (ii) at any time and from time to time permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require, provided that, in the case of each of the foregoing clauses (i) and (ii), (x) each such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Obligor’s place of business and (y) only to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without violation of law, rule, regulation or contract.

Guarantee and Security Agreement

7.02           Other Financing Statements or Control.  Except as otherwise permitted under Section 6.02 of the Credit Agreement and the applicable provisions of each other Debt Document, the Obligors shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Agent to have Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting part of the Collateral.

7.03           Additional Subsidiary Guarantors.  As contemplated by Section 5.08 of the Credit Agreement, any new Domestic Subsidiary of the Borrower formed or acquired by the Borrower after the date hereof (other than Excluded Assets), are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit B hereto.  Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary (i.e. any such Domestic Subsidiary other than a Subsidiary that is an Excluded Asset) shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” for all purposes of this Agreement, and Annexes 1 through 4, inclusive, hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement.  In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement.  Notwithstanding anything herein to the contrary, in no event shall a Controlled Foreign Corporation be required to be a Subsidiary Guarantor.

7.04           Control Agreements. Within forty-five (45) days after the Effective Date, the applicable Obligors shall deliver to Collateral Agent one or more Control Agreements in respect of each Deposit Account and Securities Account maintained by such Obligors which are not, as of the date of this Agreement, subject to the Custody Account Control Agreement or maintained with the Collateral Agent, together with a favorable opinion of counsel with respect to such Control Agreement; provided that the Obligors shall not be required to deliver any Control Agreement for any Excluded Account or any Deposit Account or Securities Account if the aggregate value of all such assets (that are not either maintained with the Collateral Agent or subject to a Control Agreement) would not be greater than $2,500,000 in the aggregate; provided further, for the avoidance of doubt, any Cash or other financial assets that are not subject to a Control Agreement shall not be included in the Borrowing Base.  So long as no Event of Default has occurred and is continuing or would result therefrom, each Obligor may transfer, use and distribute its assets (and the proceeds thereof) that are in any Deposit Account or any Securities Account to the extent not prohibited by this Agreement or the other Loan Documents; provided, however, that if (a) the transfer of such assets (which are included in the Borrowing Base) is to a Deposit Account or Securities Account maintained with a Person other than Collateral Agent and (b) such assets are maintained in such Deposit Account or Securities Account by an Obligor, and (x) are not subject to a Control Agreement in favor of Collateral Agent, (y) such Deposit Account or Securities Account is not an Excluded Account, and (z) after giving effect to the proposed transfer, the aggregate value of all such assets (that are not either maintained with Collateral Agent or subject to a Control Agreement) would be greater than $2,500,000 in the aggregate, the Obligors shall not transfer such assets to such Deposit Account or Securities Account until such time as the applicable bank or securities intermediary executes a Control Agreement in favor of the Collateral Agent with respect to such Deposit Account or Securities Account.  The Obligors shall provide prior written notice to Collateral Agent in the event that the aggregate value of all assets held in such Deposit Accounts or Securities Accounts (other than Deposit Accounts or Securities Accounts maintained with Collateral Agent or which are subject to a Control Agreement in favor of the Collateral Agent) exceeds or would exceed $2,500,000 in the aggregate.  No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Obligor without the prior written consent of the Collateral Agent.  Subject to Section 8.08, the Collateral Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property constituting Collateral maintained or held in such Securities Accounts and remit the proceeds thereof to the Collateral Agent.

Guarantee and Security Agreement

SECTION 8.  ACCELERATION NOTICE; REMEDIES; DISTRIBUTION OF COLLATERAL.

8.01           Notice of Acceleration.  Upon receipt by the Collateral Agent of a written notice from any Secured Party or the Borrower which (i) expressly refers to this Agreement, (ii) describes an event or condition which has occurred and is continuing and (iii) expressly states that such event or condition constitutes an Acceleration as defined herein, the Collateral Agent shall promptly notify each other party hereto of the receipt and contents thereof (any such notice is referred to herein as a “Acceleration Notice”).

8.02           Preservation of Rights.  The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

8.03           Events of Default, Etc.  During the period during which an Event of Default or Trigger Event shall have occurred and be continuing:

(a)           each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent’s request;

(b)           the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)           the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d)           the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

Guarantee and Security Agreement

(e)           the Collateral Agent may, upon ten Business Days’ prior written notice to the Obligors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 8.06.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Agent in a commercially reasonable manner, the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Obligors, or the issuer thereof, to register it for public sale.

8.04           Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.03 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

Guarantee and Security Agreement

8.05           Private Sale.  The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.03 conducted in a commercially reasonable manner.  Each Obligor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

8.06           Application of Proceeds.  Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral of any Obligor pursuant hereto, and any other cash of any Obligor at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent during the period during which an Event of Default or a Trigger Event shall have occurred and be continuing and pursuant to an exercise of remedies under this Section 8, as follows:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment of any fees and other amounts then owing by such Obligor to the Collateral Agent in its capacity as such;

Third, to the payment of any reasonable fees, costs and expenses then owing by such Obligor to any administrative agent, trustee or similar representative of the Secured Parties, under the applicable Debt Documents, in each case ratably;

Fourth, to the payment of the Secured Obligations of such Obligor then due and payable, in each case to each Secured Party ratably in accordance with the amount of Secured Obligations then due and payable to such Secured Party (it being understood that, for the purposes hereof (i) the outstanding principal amount of the loans under the Credit Agreement and the Designated Indebtedness Documents shall be deemed then due and payable whether or not any Acceleration of such loans has occurred, (ii) to the extent any cover in respect of a letter of credit shall be due and payable under a Debt Documentthat such cover shall be deemed to be a Secured Obligation that is due and payable for purposes hereof and (iii) the outstanding  amount of Hedging Agreement Obligations under Hedging Agreements shall be deemed then due and payable whether or not any termination thereof  has occurred); and

Fifth, after application as provided in clauses “First”, “Second”, “Third” and “Fourth” above, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Guarantee and Security Agreement

In making the allocations required by this Section, the Collateral Agent may rely upon its records and information supplied to it pursuant to Section 9.02, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct.  The Collateral Agent may, in its sole discretion, at the time of any application under this Section, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive Control of the Collateral Agent, to the extent that it in good faith believes that the information provided to it pursuant to Section 9.02 is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party.  All distributions made by the Collateral Agent pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

8.07           Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default or Trigger Event has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default or Trigger Event the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 8 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

8.08           Exercise of Control.  With respect to any Deposit Account or Securities Account over which the Collateral Agent has Control, the Collateral Agent shall not deliver any direction for the disposition of funds or other property, entitlement order or notice of exclusive control unless an Event of Default or Trigger Event has occurred and is continuing.

SECTION 9.   THE COLLATERAL AGENT.

9.01           Appointment, Powers and Immunities.  Each Lender, the Administrative Agent, each Financing Agent and, by acceptance of the benefits of this Agreement and the other Security Documents, each Designated Indebtedness Holder hereby irrevocably appoints and authorizes JPMCB to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, it is understood that such powers authorize the Collateral Agent to enter into the agreements and other documents contemplated by Section 5.08(c) of the Credit Agreement on behalf of itself and the other Secured Parties hereunder.  The Collateral Agent (which term as used in this sentence and in Section 9.06 and the first sentence of Section 9.07 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents):

Guarantee and Security Agreement

(a)           shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Lender or Designated Indebtedness Holder;

(b)           shall not be responsible to the Lenders, the Administrative Agent, the Financing Agents or the Designated Indebtedness Holders for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder;

(c)           shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 9.07, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

(d)           shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

9.02           Information Regarding Secured Parties.  The Borrower will at such times and from time to time as shall be reasonably requested by the Collateral Agent, supply a list in form and detail reasonably satisfactory to the Collateral Agent setting forth the amount of the Secured Obligations held by each Secured Party (excluding, so long as JPMCB is both the Collateral Agent and the Administrative Agent, the Credit Agreement Obligations) as at a date specified in such request.  The Collateral Agent shall provide any such list to any Secured Party upon request.  The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate or in dispute between such Secured Party and the Borrower.

9.03           Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent.  As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by (i) the Required Secured Parties or (ii) where expressly provided for in Section 10.03, the Required Lenders, and such instructions of the Required Secured Parties or the Required Lenders, as applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties.  If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

Guarantee and Security Agreement

9.04           Rights as a Secured Party.  With respect to its obligation to extend credit under the Credit Agreement, JPMCB (and any successor acting as Collateral Agent) in its capacity as a Lender under the Credit Agreement shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity.  JPMCB (and any successor acting as Collateral Agent) and its affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or affiliates) as if it were not acting as Collateral Agent, and JPMCB and its affiliates may accept fees and other consideration from any of the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

9.05           Indemnification.  Each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents severally agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 10.04, but without limiting the obligations of the Obligors under Section 10.04) ratably in accordance with the aggregate Secured Obligations held by the Lenders and the Designated Indebtedness Holders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Debt Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Obligors are obligated to pay under Section 10.04, but excluding, unless an Event of Default or a Trigger Event has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender or Designated Indebtedness Holder shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

Guarantee and Security Agreement

9.06           Non-Reliance on Collateral Agent and Other Secured Parties.  The Administrative Agent and each Financing Agent (and each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Borrower in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Debt Document to which it is a party.  Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor.  The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Collateral Agent or any of its affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

9.07           Failure to Act.  Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 9.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

9.08           Resignation of Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Obligors.  Upon any such resignation, the Required Secured Parties shall have the right, with the consent of the Borrower not to be unreasonably withheld (or if an Event of Default or Trigger Event has occurred and is continuing in consultation with the Borrower) to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of written notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a bank that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.  The Borrower shall pay to any successor Collateral Agent its then customary fees and charges to act in such capacity (unless otherwise agreed between the Borrower and such successor Collateral Agent).

9.09           Agents and Attorneys-in-Fact.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Guarantee and Security Agreement

SECTION 10.   MISCELLANEOUS.

10.01           Notices.  All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied, e-mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, in the case of any Financing Agent or Designated Indebtedness Holder that shall become a party hereto after the date hereof, at such “Address for Notices” as shall be specified pursuant to or in connection with the joinder agreement executed and delivered by such Financing Agent or Designated Indebtedness Holder pursuant to Section 6.01 (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party.   All notices to any Lender or Designated Indebtedness Holder that is not a party hereto shall be given to the Administrative Agent or Financing Agent for such Designated Indebtedness Holder.

10.02           No Waiver.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

10.03           Amendments, Etc.  Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent, with the consent of the Required Secured Parties, provided that

(a)           no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party,

(b)           without the prior written consent of each of the Lenders under the Credit Agreement, the Collateral Agent shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof (except that if any amounts have become due and payable in respect of principal of any Designated Indebtedness Obligations or Hedging Agreement Obligations, and shall have remained unpaid for 30 or more days, then the prior written consent (voting as a single group) of the holders of a majority in interest of such Designated Indebtedness Obligations and such Hedging Agreement Obligations, whichever of such obligations are then due and payable, will also be required to release all or substantially all of such Collateral),

(c)           without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number or percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

Guarantee and Security Agreement

(d)           without the consent of the Collateral Agent, no modification, supplement or waiver shall modify the terms of Section 9;

(e)           the Collateral Agent is authorized to release (and shall promptly after the request of the Borrower, release) any Collateral that is either the subject of a disposition not prohibited under the Credit Agreement or to which the Required Secured Parties shall have consented; notwithstanding the foregoing, Portfolio Investments constituting the Collateral shall be automatically released from the lien of this Agreement, without any action of the Collateral Agent, in connection with any disposition of Portfolio Investments that (i) occurs in the ordinary course of the Obligor’s business and (ii) is not prohibited under the Credit Agreement;

(f)           the Collateral Agent is authorized to release (and shall promptly after the request of the Borrower, release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary (w) ceases to be a Domestic Subsidiary as a result of a transaction not prohibited by the Loan Documents, (x) is the subject of a disposition not prohibited under the Debt Documents, (y) to which the Required Lenders, shall have consented or (z) is designated as a “Designated Subsidiary” or becomes an Excluded Asset in accordance with the Credit Agreement or which is no longer required to be a Subsidiary Guarantor, so long as in the case of this clause (z): (A) immediately after giving effect to any such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Borrowing Base immediately after giving effect to such release is at least 115% of the Covered Debt Amount and (C) no Default or Event of Default has occurred and is continuing, and, in the case of each of clauses (w) through (z), upon such release, the Collateral Agent is authorized to release (and shall promptly after the request of the Borrower, release) any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents; and

(g)           the Collateral Agent is authorized to release (and shall promptly after the request of the Borrower, release) any Collateral that is either the subject of (i) a pledge permitted by Section 6.02(d) of the Credit Agreement and the Designated Indebtedness Documents or to which the Required Secured Parties shall have consented or (ii) a Lien permitted by Section 6.02(f) of the Credit Agreement; notwithstanding the foregoing, Investments constituting Collateral shall be automatically released from the Lien of this Agreement and the other Security Documents, without any action of the Collateral Agent or any other Secured Party, in connection with any pledge of Investments securing Indebtedness or other obligations  upon the Borrower’s written certification to the Collateral Agent that the Borrower complies with Section 6.02(d) or 6.02(f), as applicable, of the Credit Agreement with respect to such pledge and that such pledge is not prohibited by other Debt Documents (or that any consents that are required for such pledge have been obtained under such other Debt Documents).

Guarantee and Security Agreement

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Obligor.  The Collateral Agent hereby confirms and the Administrative Agent hereby agrees that the Collateral Agent is authorized to release from time to time Subsidiary Guarantors and other property and assets in accordance with Section 9.02(c) of the Credit Agreement.  In connection with any release of Collateral from the Lien of this Agreement and the other Security Documents, the Collateral Agent will promptly after the request by the Borrower, (i) execute and deliver assignments, bills of sale, termination statements and other releases and instruments (in recordable form if appropriate), (ii) deliver any portion of the Collateral in its possession, and (iii) otherwise take such actions, and cause or permit the Custodian to take such actions, in each case as the Borrower may reasonably request in order to effect the release and transfer of such Collateral.

10.04           Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Obligors hereby jointly and severally agree to reimburse the Collateral Agent and each of the other Secured Parties for all reasonable and documented out-of-pocket costs and expenses incurred by them (including the reasonable fees, charges and disbursements of outside legal counsel) in connection with (i) any Default or Trigger Event and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such reasonable and documented out-of-pocket costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

(b)           Indemnification by the Obligors.  The Obligors shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including the reasonable and documented out-of-pocket fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, fraud, willful misconduct or gross negligence of such Indemnitee, (y) a claim brought by the Borrower or any Obligor against such Indemnitee for breach of such Indemnitee’s obligations under this Agreement or the other Debt Documents, if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) a claim arising as a result of a dispute between Indemnitees (other than claims arising out of any act or omission by the Borrower or its Affiliates).  In addition, no Indemnitee shall be entitled to indemnification under this paragraph for any loss, claim, damage, liability or expense arising out of the execution and delivery of this Agreement in violation of an agreement to which such Indemnitee is a party, or law to which such Indemnitee is subject, nor be entitled to reimbursement for expenses in connection with the execution and delivery of this Agreement in excess of the limitations previously agreed in writing referred to in Section 9.03(a) of the Credit Agreement.

Guarantee and Security Agreement

Each Indemnitee agrees to notify the Obligors as promptly as practicable after the assertion against it of any claim for which it intends to seek indemnity under this paragraph, provided that failure of any Indemnitee to provide such notice shall not affect its right to be indemnified pursuant to this paragraph.  So long as no Event of Default has occurred and is continuing, the Obligors will be entitled to participate in any claim, action, litigation, investigation or proceeding (collectively, “Proceedings”) and, to the extent that they may, in accordance with this section, elect by written notice delivered to the Indemnitee, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Proceedings include both the Indemnitee and any Obligor (or its Affiliates) and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower, the Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnitee.

Upon receipt of notice from the Obligors to any Indemnitee of their election, to the extent the Obligors are permitted to do so in accordance with the foregoing, to assume the defense of such Proceedings, and upon approval (not to be unreasonably withheld or delayed) by the Indemnitee of counsel proposed by the Obligors, the Obligors will not be liable to such Indemnitee for expenses incurred by the Indemnitee in connection with the defense thereof (other than reasonable and documented costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding paragraph (it being understood, however that, subject to the foregoing, the Obligors shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the relevant Indemnitee, representing the Indemnitees who are parties to such Proceedings), (ii) the Obligors shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of commencement of the Proceedings or (iii) the Obligors have authorized in writing the employment of counsel for the Indemnitee.  No Obligor shall be liable for any settlement of any Proceedings effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff or claimant in any such Proceedings, the Obligors agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the provisions of this section.  Notwithstanding the immediately preceding sentence, the Obligors shall be liable for any settlement of any Proceedings effected without their written consent if (i) an Indemnitee shall have requested the Obligors to reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending such Proceedings as provided by this section, (ii) such settlement is entered into more than sixty (60) days after receipt by the Obligors of such request for reimbursement and (iii) the Obligors shall not have reimbursed such Indemnitee in accordance with such request and this section prior to the date of such settlement.  The Obligors shall not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (x) includes an unconditional release of such Indemnitee in form and substance satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee.

Guarantee and Security Agreement

Neither the Borrower nor any Obligor shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

10.05        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors and the Secured Parties (provided that none of the Obligors shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent; provided further that none of the Lenders party to the Credit Agreement shall assign or transfer their rights or obligations hereunder other than in accordance with the provisions set forth in Section 9.04 of the Credit Agreement).

10.06        Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Guarantee and Security Agreement

10.07       Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

10.08       Governing Law; Submission to Jurisdiction.

(a)           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Submission to Jurisdiction.  Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.09       Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Guarantee and Security Agreement

10.10           Headings.  Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Guarantee and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

CORPORATE CAPITAL TRUST, INC.

By:	/s/ Paul S. Saint-Pierre
Name: Paul S. Saint-Pierre
Title: Chief Financial Officer

Address for Notices

Corporate Capital Trust, Inc.
450 South Orange Avenue
Orlando, FL 32801
Attention: Paul Saint-Pierre, Chief Financial Officer
Telephone No. (407) 540-2599

Guarantee and Security Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Lauren Gubkin
Name: Lauren Gubkin
Title: Vice President

Address for Notices

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE 19713-2107
Attention of Heshan Wanigasekera
Telephone No.: (302) 634-4166
Fax No.: (302) 634-8459

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	./s/ Lauren Gubkin
Name: Lauren Gubkin
Title: Vice President

Address for Notices

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE 19713-2107
Attention of Heshan Wanigasekera
Telephone No.: (302) 634-4166
Fax No.: (302) 634-8459

Guarantee and Security Agreement

ANNEX 1

FILING DETAILS

[See Section 2.05]
.

Name	Type of Organization	Jurisdiction of Organization	Organizational ID number	Mailing Address
Corporate Capital Trust, Inc.	Corporation	Maryland	27-2857503	450 S. Orange Ave. Orlando, FL 32801

Annex 1 to Guarantee and Security Agreement

ANNEX 2

PROMISSORY NOTES

[See Section 2.07]

None.

Annex 2 to Guarantee and Security Agreement

ANNEX 3

LIST OF DEPOSIT ACCOUNTS, AND SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

[See Sections 2.08]

Deposit Accounts:
Account Entity	Account Name	Account Number	Account Bank
Corporate Capital Trust, Inc.	Corp Capital Trust Inc. (CNIA)	ABA #: 011000028 Bene. Bank Acct.: #10076909	State Street Bank and Trust – Boston, MA

Securities Accounts:
Account Entity	Account Name	Account Number	Account Bank

Annex 3 to Guarantee and Security Agreement

  EXHIBIT A

[Form of Notice of Designation]

[Date]

JPMorgan Chase Bank, N.A.,
  as Collateral Agent
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE 19713-2107
Attention of Heshan Wanigasekera

Ladies and Gentlemen:

Reference is made to the Guarantee and Security Agreement, dated as of September 4, 2013 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”), between Corporate Capital Trust, Inc., the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties referred to therein.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

Pursuant to Section 6.01 of the Guarantee and Security Agreement, the Borrower hereby designates the following Other Secured Indebtedness as “Designated Indebtedness” under the Guarantee and Security Agreement:

[Complete as appropriate]

CORPORATE CAPITAL TRUST, INC.

By:________________________________________ Name: Title:

Form of Notice of Designation

EXHIBIT B

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ___________ (the “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Corporate Capital Trust, Inc. (the “Borrower”), the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties referred to therein, are parties to a Guarantee and Security Agreement dated as of September 4, 2013 (the “Guarantee and Security Agreement”) pursuant to which such Subsidiary Guarantors have guaranteed the “Guaranteed Obligations” (as defined therein), and the Borrower and such Subsidiary Guarantors have granted Liens in favor of the Collateral Agent as collateral security for the “Secured Obligations” (as defined therein).  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

Pursuant to Section 7.03 of the Guarantee and Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” and an “Obligor”, under and for all purposes of the Guarantee and Security Agreement, and each of the Annexes to the Guarantee and Security Agreement shall be deemed to be supplemented in the manner specified in Appendix A hereto.  Without limiting the foregoing, (a) the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in the same manner and to the same extent as is provided in Section 3 of the Guarantee and Security Agreement and (b) as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as provided in the Guarantee and Security Agreement a security interest in all of such Additional Subsidiary Guarantor’s right, title and interest in, to and under the Collateral.

In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Guarantee and Security Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Guarantee and Security Agreement included reference to this Agreement.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver any opinions to the Secured Parties required to be delivered in connection with the execution and delivery hereof.

Guarantee and Security Agreement

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY
GUARANTOR]

By:______________________________
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Collateral
   Agent

By:_____________________________
      Name:
      Title:

Guarantee and Security Agreement

EXHIBIT C

[Form of Joinder Agreement]

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of_________, ______ by [NAME OF FINANCING AGENT (the “Additional Financing Agent”)] [NAME OF DESIGNATED INDEBTEDNESS HOLDER (the “Additional Designated Indebtedness Holder”)], a [_____________], in favor of JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

           Corporate Capital Trust, Inc., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors (if any) referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents (if any) or Designated Indebtedness Holders (if any) referred to therein, and the Collateral Agent, are parties to a Guarantee and Security Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified and in effect from time to time, the “Guarantee and Security Agreement”).

           Pursuant to Section 6.01 of the Guarantee and Security Agreement, the [Additional Financing Agent] [Additional Designated Indebtedness Holder] hereby agrees to (and does hereby) become a [“Financing Agent”] [“Designated Indebtedness Holder”] and a “Secured Party”, under and for all purposes of the Guarantee and Security Agreement.  Without limiting the foregoing, the [Additional Financing Agent] [Additional Designated Indebtedness Holder] hereby agrees to be bound by and comply with all of the terms and provisions of the Guarantee and Security Agreement applicable to it as a [“Financing Agent”] [“Designated Indebtedness Holder”] or a “Secured Party” (including, without limitation, the agreements of the Secured Parties set forth in Section 5 and Section 6.03 of the Guarantee and Security Agreement).

Sections 10.06, 10.08 and 10.09 of the Guarantee and Security Agreement apply to this Guarantee Assumption Agreement mutatis mutandis.

IN WITNESS WHEREOF, the [Additional Financing Agent] [Additional Designated Indebtedness Holder] has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF FINANCING AGENT] [NAME OF DESIGNATED INDEBTEDNESS HOLDER] By: Name: Title:

Guarantee and Security Agreement

Appendix A

SUPPLEMENTS TO ANNEXES TO
GUARANTEE AND SECURITY AGREEMENT

Supplement to Annex 1:

[to be completed]

Supplement to Annex 2:

[to be completed]

Supplement to Annex 3:

[to be completed]

Guarantee and Security Agreement